Exhibit 99.1

Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Alan Cohen	Kathy Waller
Chief Marketing & Communications Officer	AllWays Communicate, LLC
(787) 706-2570	(312) 543-6708

Triple-S Management Corporation Reports Results for First Quarter 2013

SAN JUAN, Puerto Rico, May 1, 2013 – Triple-S Management Corporation (NYSE:GTS), the leading managed care company in Puerto Rico, today announced consolidated revenues of $592.0 million and consolidated operating income of $22.7 million for the three months ended March 31, 2013.  Net income was $17.2 million, or $0.61 per diluted share.

First Quarter Consolidated Highlights

•	Total consolidated operating revenues were $589.6 million;
•	Consolidated operating income was $22.7 million;
•	Consolidated loss ratio was 82.2%;
•	Medical loss ratio (MLR) was 85.7%;
•	Managed Care member month enrollment decreased 0.7%;
•	Medicare member month enrollment decreased 2.4%.

Commenting on the period’s results, Ramón M. Ruiz-Comas, President and Chief Executive Officer of Triple-S Management Corporation, said, “We are pleased with our overall performance, and more specifically, that the measures implemented last year in the Medicare Advantage (MA) business are beginning to have a positive impact in the first quarter of 2013. Of particular note is the substantial improvement in the Managed Care MLR, which fell by 480 basis points year over year, and with reductions in the three segments, Commercial, MA and stand-alone PDP.”

Ruiz-Comas continued, “While we generated better-than-anticipated earnings in the period, as we are only one quarter into the year, we have elected to maintain our full-year guidance. We believe that this posture is prudent until we have additional data further into 2013 on utilization and other trends in our MA and commercial businesses, and feel confident that the improvement in overall performance is sustainable. Moreover, with Easter coming early this year, it is possible that we could see some member utilization shift into the second quarter since doctor visits and procedures are often postponed during holiday periods.”

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Selected Quarterly Details

•
Pro Forma Net Income was $15.6 million, or $0.55 Per Diluted Share.  Weighted average shares outstanding were 28.4 million.  This compares with pro forma net income of $6.1 million, or $0.21 per diluted share, in the corresponding quarter of 2012, based on weighted average shares outstanding of 28.5 million.

•
Consolidated Premiums Increased 0.5%, to $550.0 Million.  The increase was principally due to increased sales in the Life Insurance segment and an increase in earned premiums in the Property and Casualty segment, partially offset by lower Managed Care premiums.  The decrease in Managed Care premiums results from lower Commercial and Medicare member month enrollment.

•
Managed Care Membership.  Our Managed Care membership decreased by 1.7% year over year, reflecting lower enrollment across all sectors.  Medicare membership decreased 5.2% year over year, to 113,821.  Fully-insured Commercial membership and Medicaid ASO enrollment decreased 4.8% and 0.2% year over year, respectively.

•
Managed Care MLR Decreased 480 Basis Points, to 85.7%.  The decreased MLR reflects lower utilization and cost trends across all sectors.  At 83.1%, the Medicare MLR reflects an improvement of 790 basis points, resulting from lower cost and utilization trends and favorable prior-period reserve developments.  The 100-basis-point improvement in the Commercial MLR is due to favorable prior-period reserve developments.

•
Consolidated Loss Ratio Decreased 470 Basis Points, to 82.2%.  The lower consolidated loss ratio mainly reflects the 480-basis-point improvement in the Managed Care MLR.  The Property and Casualty loss ratio improved by 670-basis- points, while the loss ratio of the Life Insurance segment experienced a 350-basis-point increase.

•
Consolidated Operating Expense Ratio Rose 210 Basis Points, to 19.9%.  The higher consolidated operating expense ratio is mostly due to special technology initiatives and expenses related to the reorganization of the Medicare business.

•	Consolidated Operating Income Increased 155.1%, to $22.7 Million. The increase primarily reflects the effect of the decreased MLR in the Managed Care segment.
•
Consolidated Operating Income Margin Was 3.9%. The 230-basis-point improvement in the consolidated operating margin is primarily the result of the increased profitability in our Managed Care and Property and Casualty Insurance segments.

•
Consolidated Effective Tax Rate Was 24.2%.  The higher effective tax rate reflects the increase in taxable income in the Managed Care segment, which operates at a higher effective tax rate.  The consolidated income tax expense increased by $3.9 million, or 243.8%, during this quarter.

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	Pro Forma Net Income
(Unaudited)	Three months ended March 31,
(dollar amounts in millions)	2013	2012
Net income	$17.2	$7.5
Less pro forma adjustment:
Net realized investment gains, net of tax	1.6	1.4
Pro forma net income	$15.6	$6.1
Diluted pro forma net income per share	$0.55	$0.21

Segment Performance

Triple-S Management operates in three segments: 1) Managed Care, 2) Life Insurance, and 3) Property and Casualty Insurance.  Management evaluates performance based primarily on the operating revenues and operating income of each segment.  Operating revenues include premiums earned, net, administrative service fees and net investment income.  Operating costs include claims incurred and operating expenses.  The Company calculates operating income or loss as operating revenues minus operating expenses.  Operating margin is defined as operating income or loss divided by operating revenues.

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(Unaudited)	Three months ended March 31,
(dollar amounts in millions)	2013	2012	Percentage Change
Premiums earned, net:
Managed Care:
Commercial	$233.6	$241.6	(3.3%)
Medicare	260.3	254.2	2.4%
Total Managed Care	493.9	495.8	(0.4%)
Life Insurance	31.8	30.0	6.0%
Property and Casualty	24.9	22.2	12.2%
Other	(0.6)	(0.7)	14.3%
Consolidated premiums earned, net	$550.0	$547.3	0.5%
Operating revenues:
Managed Care	$525.9	$528.4	(0.5%)
Life Insurance	37.1	34.9	6.3%
Property and Casualty	26.9	24.4	10.2%
Other	(0.3)	(0.7)	57.1%
Consolidated operating revenues	$589.6	$587.0	0.4%
Operating income:
Managed Care	$20.5	$7.4	177.0%
Life Insurance	4.0	4.4	(9.1%)
Property and Casualty	0.4	(1.4)	128.6%
Other	(2.2)	(1.5)	(46.7%)
Consolidated operating income	$22.7	$8.9	155.1%
Operating margin:
Managed Care	3.9%	1.4%	250	bp
Life Insurance	10.8%	12.6%	-180	bp
Property and Casualty	1.5%	(5.7%)	720	bp
Consolidated	3.9%	1.5%	240	bp
Depreciation and amortization expense	$6.3	$5.9	6.8%

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Managed Care Additional Data	Three months ended March 31,
(Unaudited)	2013	2012
Member months enrollment:
Commercial:
Fully-insured	1,395,023	1,467,148
Self-insured	667,176	659,500
Total Commercial	2,062,199	2,126,648
Medicare:
Medicare Advantage	322,758	329,944
Stand-alone PDP	24,073	25,271
Total Medicare	346,831	355,215
Medicaid - Self-insured	2,650,618	2,612,958
Total member months	5,059,648	5,094,821
Claim liabilities (in millions)	$282.0	$284.8 *
Days claim payable	60.0	57.7 *
Premium PMPM:
Managed Care	$283.55	$272.08
Commercial	167.45	164.90
Medicare	750.51	715.66
Medical loss ratio	85.7%	90.5%
Commercial	88.4%	89.8%
Medicare Advantage	83.1%	91.0%
Stand-alone PDP	87.9%	92.5%
Adjusted medical loss ratio	87.2%	88.7%
Commercial	89.4%	89.0%
Medicare Advantage	85.0%	88.3%
Stand-alone PDP	87.4%	87.6%
Operating expense ratio:
Consolidated	19.9%	17.8%
Managed Care	15.8%	13.8%
* Information provided as of December 31, 2012.

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Managed Care Membership by Segment	As of March 31,
	2013	2012
Members:
Commercial:
Fully-insured	465,365	488,632
Self-insured	221,341	219,136
Total Commercial	686,706	707,768
Medicare:
Medicare Advantage	105,691	111,531
Stand-alone PDP	8,130	8,476
Total Medicare	113,821	120,007
Medicaid - Self-insured	874,169	876,230
Total members	1,674,696	1,704,005

2013 Guidance

Triple-S Management reiterates its 2013 outlook, which is detailed below.

2013 Range

Medical enrollment fully-insured (member months)	6.9 - 7.3 million

Medical enrollment self-insured (member months)	13.0 - 13.3 million

Consolidated operating revenues (in billions)	$2.35 - $2.45

Consolidated loss ratio	83.5% - 84.5%

Medical loss ratio	87.2% - 88.2%

Consolidated operating expense ratio	18.5% - 18.9%

Consolidated operating income (in millions)	$73.5 - $83.5

Pro forma earnings per share	$1.90 - $2.00

Weighted average of diluted shares outstanding (in millions)	28.4

Effective tax rate	19.5% - 20.5%

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Conference Call and Webcast

Management will host a conference call and webcast on May 1, 2013 at 8:00 a.m., Eastern Time to discuss its financial results for the three months ended March 31, 2013.  To participate, callers within the U.S. and Canada should dial 1-877-941-8631, and international callers should dial 1-480-629-9643 about five minutes before the presentation.

To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s Web site at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed.  This program is provided at no charge to the user.  An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s Web site, will be available about two hours after the call ends and for at least the following two weeks.  This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the Web site.

About Triple-S Management Corporation

Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association.  It is the leading player in the managed care industry in Puerto Rico.  Triple-S Management also has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico and the U.S. Virgin Islands.  With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial and Medicare Advantage markets under the Blue Cross Blue Shield marks.  In addition to its managed care business, Triple-S Management provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico.

For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances.  Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties.  Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight.  The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

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•	Trends in health care costs and utilization rates
•	Ability to secure sufficient premium rate increases
•	Competitor pricing below market trends of increasing costs
•	Re-estimates of policy and contract liabilities
•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
•	Significant acquisitions or divestitures by major competitors
•	Introduction and use of new prescription drugs and technologies
•	A downgrade in the Company’s financial strength ratings
•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies
•	Ability to contract with providers consistent with past practice
•	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs
•	Ability to maintain Federal Employer, Medicare and Medicaid contracts
•	Volatility in the securities markets and investment losses and defaults
•	General economic downturns, major disasters, and epidemics

This list is not exhaustive.  Management believes the forward-looking statements in this release are reasonable.  However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition.  In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations.  In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

-FINANCIAL TABLES ATTACHED-

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Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

	Unaudited March 31, 2013	December 31, 2012
Assets

Investments	$1,341,174	$1,280,644
Cash and cash equivalents	62,595	89,564
Premium and other receivables, net	292,003	292,197
Deferred policy acquisition costs and value of business acquired	167,783	168,657
Property and equipment, net	94,781	92,423
Other assets	129,994	135,859

Total assets	$2,088,330	$2,059,344

Liabilities and Stockholders’ Equity

Policy liabilities and accruals	$915,910	$922,393
Accounts payable and accrued liabilities	275,322	243,533
Short-term borrowings	8,500	30,000
Long-term borrowings	100,778	101,271

Total liabilities	1,300,510	1,297,197

Stockholders’ equity:
Common stock	28,442	28,365
Other stockholders' equity	759,193	733,542

Total Triple-S Management Corporation stockholders' equity	787,635	761,907

Non-controlling interest in consolidated subsididary	185	240

Total stockholders' equity	787,820	762,147

Total liabilities and stockholders’ equity	$2,088,330	$2,059,344

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Condensed Consolidated Statements of Earnings
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended March 31,
	Unaudited 2013	Unaudited 2012
Revenues:
Premiums earned, net	$549,961	$547,304
Administrative service fees	27,110	27,524
Net investment income	11,367	11,192
Other operating revenues	1,187	1,047

Total operating revenues	589,625	587,067

Net realized investment gains	1,888	1,678
Other income, net	481	1,070

Total revenues	591,994	589,815

Benefits and expenses:
Claims incurred	452,000	475,644
Operating expenses	114,865	102,506

Total operating costs	566,865	578,150

Interest expense	2,384	2,558

Total benefits and expenses	569,249	580,708

Income before taxes	22,745	9,107

Income tax expense	5,562	1,607

Net income	17,183	7,500

Less: Net loss attributable to the non-controlling interest	55	14

Net income attributable to TSM	$17,238	$7,514

Earnings per share attributable to TSM:

Basic net income per share	$0.61	$0.27
Diluted earnings per share	$0.61	$0.26

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Condensed Consolidated Statements of Cash Flows
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended March 31,
	Unaudited 2013	Unaudited 2012

Net cash provided by operating activities	$31,165	$74,161

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	15,904	29,843
Fixed maturities matured/called	29,775	35,482
Equity securities sold	9,246	22,649
Securities held to maturity:
Fixed maturities matured/called	-	300
Acquisition of investments:
Securities available for sale:
Fixed maturities	(31,023)	(62,487)
Equity securities	(76,095)	(40,652)
Securities held to maturity:
Fixed maturities	-	(300)
Other investments	(106)	-
Net inflows (outflows) from policy loans	(97)	69
Acquisition of business, net of cash acquired of $816 in the three months ended March 31, 2012	-	(2,685)
Net capital expenditures	(6,130)	(2,783)

Net cash used in investing activities	(58,526)	(20,564)

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	20,521	5,539
Net change in short-term borrowings	(21,500)	-
Repayments of long-term borrowings	(493)	(490)
Proceeds from exercise of stock options	-	316
Proceeds from policyholder deposits	3,020	6,492
Surrenders of policyholder deposits	(1,156)	(1,727)

Net cash provided by financing activities	392	10,130

Net (decrease) increase in cash and cash equivalents	(26,969)	63,727

Cash and cash equivalents, beginning of period	89,564	71,834

Cash and cash equivalents, end of period	$62,595	$135,561

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